Exhibit 107.1
Calculation of Filing Fees Table

Form S-3
(Form Type)

Globalstar, Inc. *
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Voting Common Stock, $0.0001 par value per share (1)	Rule 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Equity	Preferred Stock, $0.0001 par value per share (1)	Rule 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Debt	Debt Securities (1)	Rule 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Guarantees of Debt Securities (1)	Rule 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Warrants (1)	Rule 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Units (1)	Rule 456(b) and 457(r)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

1.An unspecified amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion or exchange of other securities.

2.The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r). Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

3.The securities registered hereunder include an indeterminate number of (i) shares of common stock, (ii) shares of preferred stock, (iii) debt securities, (iv) guarantees of debt securities, (v) warrants and (vi) units. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

Exhibit 107.1
*    Additional registrants are listed under the caption “Table of Additional Registrants” in the registration statement to which this exhibit is attached.